Exhibit 99.1

Contact Information:

Investors:

Corey Kinger

212-601-7569

corey.kinger@weightwatchers.com

WEIGHT WATCHERS ANNOUNCES PROPOSED PRIVATE OFFERING OF

$500 MILLION OF SENIOR NOTES DUE 2025

New York, NY, November 13, 2017 — Weight Watchers International, Inc. (NYSE: WTW) (the “Company”) announced today that it intends to offer, subject to market and other conditions including the substantially concurrent completion of the other elements of the Refinancing (as defined below), $500 million in aggregate principal amount of senior notes due 2025 (the “Notes”) in a private offering that is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be the senior unsecured obligations of the Company and will initially be guaranteed by the Company’s subsidiaries that will guarantee its proposed new senior secured credit facilities.

The Company intends to use the net proceeds of the offering of the Notes, together with expected borrowings from a proposed new term loan facility in an aggregate principal amount of $1,390.0 million and cash on hand, to repay all amounts outstanding under its existing credit facilities and terminate such facilities and pay related fees and expenses (together with the refinancing of the existing revolving credit facility, the “Refinancing”). As previously announced, the Company also intends to enter into a new $150.0 million revolving credit facility to refinance its existing $50.0 million revolving credit facility.

The Notes and related guarantees are being offered in a private placement, solely to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act or outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities or blue sky laws and foreign security laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any Notes, nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to, and in accordance with, Rule 135c under the Securities Act.

This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,”

“estimate,” “plan,” “intend” and similar expressions in this press release to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the Company’s ability to consummate the Refinancing, changes in general economic and market conditions and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause actual events and results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise.